3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89169
Our File Number:   51571-00001

Exhibit 5

October 7, 2010

China Broadband, Inc.
27 Union Square
West Suite 502
New York, New York 10003

Re:	China Broadband, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to China Broadband, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 129,018,000 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by certain selling stockholders of the Company under a Registration Statement on Form S-1 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”).  Of the 129,018,000 Shares subject to the Registration Statement, 62,500,000 of such Shares are issued and outstanding (the “Outstanding Shares”), 62,500,000 of such Shares are to be issued upon exercise of certain common stock purchase warrants dated July 30, 2010 , and 4,018,000 of such Shares are to be issued upon exercise of certain placement agent warrants dated July 30, 2010 collectively (the “Warrants”).  The Common Stock to be issued upon exercise of such Warrants are referred to herein as the “Warrant Shares.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the Amended and Restated Bylaws of the Company; and (iv) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Outstanding Shares, Warrants and Warrant Shares, the registration of the Outstanding Shares and the Warrant Shares under the Securities Act of 1933, as amended, and such other matters as relevant. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Phoenix    ●    Tucson    ●    Las Vegas    ●    Reno     ●    Albuquerque    ●     Silicon Valley
www.lewisandroca.com

October 7, 2010 Page 2

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

Based upon and subject to the foregoing, we are of the opinion that (i) the Outstanding Shares have been duly authorized, were validly issued and are fully paid and nonassessable; and (ii) the Warrant Shares are duly authorized and, upon exercise of the Warrants in accordance with the terms thereof and issuance and delivery of certificates (or book entry notation if uncertified) representing such Warrant Shares against payment therefore, will be validly issued, fully paid and nonassessable.

This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving Nevada law.

We express no opinion regarding the effect of any securities laws related to the resale of the Outstanding Shares or the issuance of the Warrant Shares upon exercise of the Warrants and the subsequent resale of such Warrant Shares by the selling stockholders.

This opinion letter has been prepared solely for use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and for no other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lewis and Roca LLP

LEWIS AND ROCA LLP